UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

enCore Energy Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-41489	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Berkshire Lane, Suite 210 Dallas, TX		75225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (361) 239-2025

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EU	The Nasdaq Capital Market LLC TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on March 3, 2025, enCore Energy Corp. (the “Company”) announced Robert Willette, the Company’s then-current Chief Legal Officer, was appointed Acting Chief Executive Officer (the “Acting CEO”). On September 22, 2025, after a robust internal and external search, the Board of Directors (the “Board”) of the Company appointed Mr. Willette as Chief Executive Officer of the Company and his resignation as Chief Legal Officer, effective immediately. Mr. Willette will remain on the Board.

Mr. Willette was not appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Willette and any director or executive officer of the Company and Mr. Willette has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Willette, age 50, has served as the Company’s Acting Chief Executive Officer since March 2025, a member of the Board since April 2025 and served as Chief Legal Officer from February 2024 until September 2025. Previously, Mr. Willette served as the Chief Legal Officer, Chief Compliance Officer and Corporate Secretary of ProFrac Holdings Corp. from September 2020 until October 2023. From October 2017 until October 2020, Mr. Willette served as Senior Vice President, General Counsel, Chief Compliance Officer, Corporate Secretary and Chief ESG Officer of CARBO Ceramics, Inc. Mr. Willette holds a B.S., an M.B.A., and a J.D. from the University of Kansas.

In connection with Mr. Willette’s appointment, the Company and Mr. Willette entered into an employment agreement (the “Willette Employment Agreement”) on September 24, 2025, which, among other things, provides for (i) an annual base salary of $550,000, (ii) participation in the executive health benefit plan of the Company and standard employee benefits, (iii) eligibility to receive an annual target bonus of 75% of his base salary and (iv) eligibility to participate in the Company’s 2023 Long-Term Incentive Plan (the “Plan”) with a target annual award opportunity of 150% of his base salary comprised of 60% of restricted stock units (“RSUs”) and 40% stock options. The Willette Employment Agreement has an initial one-year term and automatically renews for additional one-year terms until terminated in accordance with its terms. The Willette Employment Agreement also provides for certain severance benefits if his employment were terminated by the Company without Cause (as defined in the Willette Employment Agreement), by non-renewal of the Willette Employment Agreement, or due to a Change of Control (as defined in the Willette Employment Agreement), including an amount equal to two times the sum of his base salary, plus his annual bonus calculated as 75% of his base salary, and an amount equal to 18 months of his COBRA premium. In exchange for the severance benefits Mr. Willette must sign a release of claims in favor of the Company. The Willette Employment Agreement also includes standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.

In addition, the Compensation Committee of the Board (the “Compensation Committee”) granted Mr. Willette one-time inducement equity grants with a grant date of September 24, 2025 of (i) 125,000 RSUs under the Plan to vest ratably over a period of four years, (ii) 125,000 stock options under the Plan, to vest ratably over a period of four years, with unexercised stock options expiring five years from the date of grant and (iii) 500,000 RSUs under the Plan, to vest in full on the fifth anniversary of the grant date, all of which are subject to the terms and conditions of the Plan and the applicable award agreements, including Mr. Willette’s continued employment. If Mr. Willette is terminated other than for Cause (as defined in the Willette Employment Agreement) or for breach of any written restricted covenant agreement, all unvested RSUs will accelerate and vest subject to Mr. Willette signing a general release of claims.

In addition to the foregoing, on September 24, 2025, the Company entered into an employment agreement with William Sheriff, the Executive Chairman of the Company (the “Sheriff Employment Agreement”), which, among other things, includes (i) an increase in the base salary of Mr. Sheriff to $425,000, (ii) participation in the executive health benefit plan of the Company and standard employee benefits, (iii) continued eligibility to receive an annual target bonus of 75% of his base salary and (iv) eligibility to participate in the Plan with a target annual award opportunity of 200% of his base salary in stock options. The Sheriff Employment Agreement has an initial one-year term and automatically renews for additional one-year terms until terminated in accordance with its terms. The Sheriff Employment Agreement also provides for certain severance benefits if his employment were terminated by the Company without Cause (as defined in the Sheriff Employment Agreement), by non-renewal of the Sheriff Employment Agreement, or due to a Change of Control (as defined in the Sheriff Employment Agreement), including an amount equal to two times the sum of his base salary, plus his annual bonus calculated as 75% of his base salary, and an amount equal to 18 months of his COBRA premium. In exchange for the severance benefits Mr. Sheriff must sign a release of claims in favor of the Company. The Sheriff Employment Agreement also includes standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.

The Compensation Committee also granted Mr. Sheriff a one-time equity grant with a grant date of September 24, 2025 of 320,000 stock options under the Plan, to vest ratably over a period of six months, with unexercised stock options expiring three years from the date of grant, subject to the terms and conditions of the Plan and the applicable award agreement, including Mr. Sheriff’s continued employment.

The foregoing summaries of the Willette Employment Agreement and Sheriff Employment Agreement do not purport to be complete and are qualified in its entirety by reference to the Willette Employment Agreement and the Sheriff Employment Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 24, 2025, the Company issued a press release announcing the permanent appointment of Mr. Willette. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information and exhibit furnished pursuant to Item 7.01 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement by and between Robert Willette and enCore Energy Corp., dated September 24, 2025

10.2	Employment Agreement by and between William Sheriff and enCore Energy Corp., dated September 24, 2025

99.1*	Press Release of enCore Energy Corp. dated September 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	This Exhibit is intended to be furnished to, and not filed with, the Commission pursuant to General Instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY CORP.

By:	/s/ Robert Willette
Robert Willette
Chief Executive Officer

Dated: September 25, 2025